Orion Diversified Technologies, Inc.
53 West Hills Road
Huntington Station, NY 11746

July 25, 2001

David Sackler,
Syosset, New York

Dear Mr. Sackler:

Enclosed herewith please find, Resolution of the Board dated July 25, 2001.

You are hereby relieved of the duties of President Pro temp, and you are requested to refrain from taking any actions for or on behalf of Orion Diversified Technologies, Inc. You are further informed that any losses arising from your filing Form 15 with the SEC without Board Resolution constitutes an ultra vires act, which is prohibited by law.

Sincerely,
By:/s/Joseph Petito
Joseph Petito

Enc.
cc: Frank Hariton, Esq.
Steven Bloom, CPA
Robert Anthony, SEC
Roger Bernhammer, Continental Stock Transfer